EXHIBIT 99.1

      Tvia Reports Results for First Quarter Ended June 30, 2004

    SANTA CLARA, Calif.--(BUSINESS WIRE)--July 27, 2004--Tvia, Inc. (Nasdaq:TVIA), a leading provider of display processors for the advanced television and emerging display markets, announced today financial results for the quarter ended June 30, 2004.
    Revenue for the first quarter of fiscal 2005, ended June 30, 2004, was $528,000, compared to $580,000 for the quarter ended June 30, 2003.
    Net loss for the first quarter of fiscal 2005 was $1,525,000, or $0.07 per share on a diluted basis, compared to a net loss of $2,064,000, or $0.09 per share on a diluted basis, in the first quarter of fiscal 2004.
    "Tvia continues to make steady progress in pursuing the DTV market," said Eli Porat, Tvia's president and chief executive officer. We have accelerated our delivery schedule for new state-of-the-art products aimed at next-generation high definition LCD TV and progressive-scan TVs. During the first quarter of 2005, we shipped initial production volume of our TV5700 to a major TV manufacturer in the Asia Pacific market. Our engineering team continues to focus on delivering new products that offer enhanced support to HD ready progressive TV and LCD TV, employing optimized scalar and de-interlaced cores.
    Tvia's new strategy is centered on TrueView, a new generation of digital display processors expected to provide outstanding price/performance and flexibility to manufacturers of advanced TV products. The TrueView 5600 provides support to mobile interactive LCD TV and Infotainment Smart LCD Displays, while the TrueView family 57XX delivers progressive-scan display for CRT-based TVs, and the TrueView IC TV5800 is designed for use in next- generation LCD TVs. Tvia expects these processors will provide the highest-quality display at a price/performance ratio enabling manufacturers to rapidly build the most cost-effective products for a variety of customers.
    Management will host a conference call at 2 p.m. Pacific Time on July 27, 2004 to discuss Tvia's results for the quarter ended June 30, 2004. The call can be accessed by calling (303) 205-0033 or by visiting www.tvia.com. A replay of the conference call will be available by calling (303) 590-3000, access code 11001764# or by visiting Tvia's web site.

    ABOUT TVIA

    Tvia, Inc. is a fabless semiconductor company that designs and produces display processors for the interactive TV market. It offers a family of flexible, high-quality display processors to Asia-Pacific TV manufacturers creating next-generation digital LCD, HD, and progressive-scan TVs. Tvia provides customers with the foundation for building the most cost-effective TVs on the market.

    Information in this release that involves Tvia's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this press release include statements as to Tvia's focus, strategy and progress, Tvia's development of new products, the features and benefits of Tvia's products, and product acceptance and introduction by customers. All forward-looking statements included in this release are based upon information available to Tvia as of the date of this release, and Tvia assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from out current expectations. Factors that could cause or contribute to such differences or risks associated with our business are discussed in the Company's Annual Report on Form 10-K for the year ended March 31, 2004 filed on June 22, 2004, with the Securities and Exchange Commission ("SEC"), and in other reports filed from time to time with the SEC. These risks include, but are not limited to, the slower than anticipated emergence of the interactive television market, our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner, and the extent and duration of the current economic and business environment.


                              TVIA, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (Unaudited)

                                                  June 30,   March 31,
                                                    2004       2004
                                                  ---------  ---------
ASSETS

Current assets:
    Cash and cash equivalents                     $  2,239   $  3,259
    Short term investments                          24,182     23,947
    Accounts receivable, net                           345        295
    Inventories                                        709        602
    Other current assets                               454      1,241
                                                  ---------  ---------
        Total current assets                        27,929     29,344

Property and equipment, net                          1,737      1,947
Other assets                                           106        112
                                                  ---------  ---------

        Total assets                              $ 29,772   $ 31,403
                                                  =========  =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                              $    260   $    201
    Accrued liabilities and other                      615        657
    Short term portion of capital leases               371        486
                                                  ---------  ---------
        Total current liabilities                    1,246      1,344

Total stockholders' equity                          28,526     30,059
                                                  ---------  ---------

         Total liabilities and stockholders'
          equity                                  $ 29,772   $ 31,403
                                                  =========  =========


                              TVIA, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                             (Unaudited)

                                                   THREE MONTHS ENDED
                                                       JUNE 30,
                                                 ---------------------
                                                    2004        2003
                                                 ---------   ---------

Revenues                                         $    528    $    580

Cost of revenues                                      292         343
                                                 ---------   ---------

    Gross profit                                      236         237
                                                 ---------   ---------

Operating expenses:
    Research and development                        1,199       1,660
    Sales, general and administrative                 661         735
                                                 ---------   ---------
    Total operating expenses                        1,860       2,395
                                                 ---------   ---------

    Operating loss                                 (1,624)     (2,158)

Interest income                                        99          94
                                                 ---------   ---------
Net loss                                         $ (1,525)   $ (2,064)
                                                 =========   =========

Basic and diluted net loss per share             $  (0.07)   $  (0.09)
                                                 =========   =========

Weighted shares used in the basic and diluted per
 share calculation                                 22,675      22,145


    CONTACT: Tvia, Inc.
             Arthur Nguyen, 408-982-8588 x173
             anguyen@tvia.com